UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 9, 2014
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American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

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Maryland (State or other jurisdiction of incorporation)	001-35030 (Commission File No.)	27-3338708 (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)	92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2014, American Assets Trust, Inc. (the “Company”) and American Assets Trust, L.P. (the “Operating Partnership”) entered into the Amended and Restated Credit Agreement (the “Amended and Restated Credit Facility”) with the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other entities named therein, which amends and restates their Credit Agreement, dated January 19, 2011, as subsequently amended (the “Initial Credit Agreement”).

The Amended and Restated Credit Facility provides for aggregate, unsecured borrowings of up to $350 million, consisting of a revolving line of credit of $250 million (the “Revolver Loan”) and a term loan of $100 million (the “Term Loan”).

Borrowings under the Amended and Restated Credit Facility initially bear interest at floating rates equal to, at the Company’s option, either (1) LIBOR, plus a spread which ranges from (a) 1.35%-1.95% (with respect to Revolver Loans) and (b) 1.30% to 1.90% (with respect to the Term Loan), in each case based on the Company’s consolidated leverage ratio, or (2) a base rate equal to the highest of (a) the prime rate, (b) the federal funds rate plus 50 bps or (c) the Eurodollar rate plus 100 bps, plus a spread which ranges from (i) 0.35%-0.95% (with respect to Revolver Loans) and (ii) 0.30% to 0.90% (with respect to the Term Loan), in each case based on the Company’s consolidated leverage ratio. The foregoing rates are more favorable than previously contained in the Initial Credit Agreement. If the Company obtains an investment-grade debt rating, under the terms set forth in the Amended and Restated Credit Facility, the spreads will further improve.

The Revolver Loan initially matures on January 9, 2018, subject to the Company’s option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Term Loan initially matures on January 9, 2016, subject to the Company’s option to extend the Term Loan up to three times, with each such extension for a 12-month period. The foregoing extension options are exercisable by the Company subject to the satisfaction of certain conditions.
Concurrent with the closing of the Amended and Restated Credit Facility, the Company entered into an interest rate swap agreement that is intended to fix the interest rate associated with the Term Loan at approximately 3.08% through its maturity date and extension options, subject to adjustments based on the Company’s consolidated leverage ratio.

Certain of the banks and financial institutions that are parties to the Amended and Restated Credit Facility and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to the Company and its affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the Amended and Restated Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Facility, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On January 9, 2014, the Company issued a press release announcing the Amended and Restated Credit Facility. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
10.1*
Amended and Restated Credit Agreement, dated January 9, 2014, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other entities named therein.

99.1*	Press Release issued by American Assets Trust, Inc. on January 9, 2014.
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* Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ Adam Wyll
Adam Wyll Senior Vice President, General Counsel and Secretary
January 9, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*
Amended and Restated Credit Agreement, dated January 9, 2014, by and among the Company, the Operating Partnership, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other entities named therein.

99.1*	Press Release issued by American Assets Trust, Inc. on January 9, 2014.

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* Furnished herewith

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